UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 21, 2009

INVACARE CORPORATION
____________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15103	95-2680965
_______________________	________________	_______________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
____________________________________	____________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2009, Invacare Corporation (the “Company”) held its Annual Meeting of Shareholders, where the Company’s shareholders approved certain amendments to the Company’s Amended 2003 Performance Plan (the “Plan”).  The amendments, which were approved, subject to shareholder approval, and recommended to the shareholders by the Board of Directors based on the recommendation of the Company’s Compensation and Management Development Committee, (1) increase the number of common shares of the Company authorized and reserved for issuance under the Plan by 3,000,000 shares from 3,800,000 to 6,800,000 common shares, including 1,300,000 common shares that may be granted as awards other than stock options, (2) modify the definition of a “change in control” of the Company under the Plan to make it more restrictive, and (3) modify the terms of the Plan to eliminate the availability of future grant under the Plan of shares transferred or surrendered for the payment of option exercise prices or taxes. The material terms of the Plan are summarized in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 9, 2009.

The description of the Plan as contained herein is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit number	Description
10.1	Invacare Corporation Amended and Restated 2003 Performance Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: May 27, 2009
/s/ Anthony C. LaPlaca
Anthony C. LaPlaca Senior Vice President and General Counsel

Exhibit Index

Exhibit number	Description
10.1	Invacare Corporation Amended and Restated 2003 Performance Plan.